As filed with the Securities and Exchange Commission on February 27, 1998

                                                   Registration No. 333-______
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        PAREXEL International Corporation
             (Exact name of registrant as specified in its charter)

   Massachusetts                                           04-2776269
(State or other jurisdiction               (I.R.S. Employer Identification No.)
  of incorporation or organization)

                       195 West Street, Waltham, MA 02154
               (Address of principal executive offices) (Zip Code)
                              --------------------
                        PAREXEL INTERNATIONAL CORPORATION
                1998 Non-Qualified, Non-Officer Stock Option Plan
                            (Full title of the plan)

                             Josef H. von Rickenbach
                 President, Chief Executive Officer and Chairman
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02154
                     (Name and address of agent for service)

                                 (781) 487-9900
          (Telephone number, including area code of agent for service)
                              --------------------
                                   Copies to:
                             William J. Schnoor, Jr.
                                Heather M. Stone
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000
                              --------------------
                         Calculation Of Registration Fee

===================================================================================================================
   Title of Securities        Amount to be         Proposed maximum         Proposed Maximum          Amount of
    to be registered           registered      offering price per share     aggregate offering     registration fee
                                                                                  price
========================== =================== ========================= ======================== ===================
Common Stock,
$.01 par value               500,000 shares            $38.0625                $19,031,250             $5,614.22
========================== =================== ========================= ======================== ===================
(1)      The price of  $38.0625  per share,  which is the  average of the bid and ask price of the Common  Stock as reported on the Nasdaq National Market on February 25, 1998, is set
         forth solely for purposes of calculating the filing fee.
===================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 0-27058):

         1. The Company's Prospectus dated January 27, 1998 (Registration No. 333-44541).

         2. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

         3. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

         4. The Company's Current Reports on Form 8-K dated August 7, 1997, October 23, 1997 and January 27, 1998.

         5. The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act and declared effective on November 21, 1995, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director or officer of the Company, and each person who is or was serving or has agreed to serve at the request of the Company as a director or officer of, or in a similar capacity with, another organization against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS

         EXHIBIT NO.   DESCRIPTION OF EXHIBIT

         Exhibit 4.1 Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-97406) and incorporated herein by reference).

         Exhibit 4.2 Amended and Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1996 and incorporated herein by reference).

         Exhibit 4.3 Amended and Restated By-laws of the Registrant (filed as Exhibit 3. to the Registrant's Registration Statement on Form S-1, File No. 33-1188, and incorporated herein by reference).

         Exhibit 4.4   1998 Non-Qualified, Non-Officer Stock Option Plan.

         Exhibit 4.5 Form of Non-Qualified Stock Option Agreement under the 1998 Non-Qualified, Non-Officer Stock Option Plan of the Registrant.

         Exhibit 5.1   Opinion of Testa, Hurwitz & Thibeault, LLP.

         Exhibit 23.1  Consent of Price Waterhouse LLP.

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).


Item 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on February 27, 1998.

                          PAREXEL INTERNATIONAL CORPORATION

                           By: /s/ Josef H. Von Rickenbach
                               ---------------------------
                               Josef H. von Rickenbach
                               President, Chief Executive Officer and Chairman

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of PAREXEL International Corporation, hereby severally constitute and appoint Josef H. von Rickenbach, William T. Sobo, Jr. and William J. Schnoor, Jr., and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to this Registration Statement on Form S-8, and generally to do all things in our names and on our behalf in such capacities to enable PAREXEL International Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                      TITLE(S)                                         DATE


/s/ Josef H. Von Rickenbach    President, Chief Executive Officer and Chairman  February 27, 1998
---------------------------
Josef H. von Rickenbach        (principal executive officer)

/s/ William T. Sobo, Jr.       Senior Vice President and Treasurer (principal   February 27, 1998
------------------------
William T. Sobo, Jr.           financial and accounting officer)

/s/ A. Dana Callow, Jr.        Director                                         February 27, 1998
-----------------------
A. Dana Callow, Jr.

/s/ Patrick J. Fortune         Director                                         February 27, 1998
-----------------------
Patrick J. Fortune

                               Director
-----------------------
Werner M. Herrmann

/s/ Serge Okun                 Director                                         February 27, 1998
--------------
Serge Okun

/s/ James A. Saalfield         Director                                         February 27, 1998
----------------------
James A. Saalfield

                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION OF EXHIBIT


Exhibit 4.1     Specimen certificate representing the Common Stock (filed as
                Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-97406) and incorporated herein by reference).

Exhibit 4.2     Amended and Restated Articles of Organization of the
                Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1996 and incorporated herein by reference).

Exhibit 4.3     Amended and Restated By-laws of the Registrant (filed as
                Exhibit 3. to the Registrant's Registration Statement on Form S-1, File No. 33-1188, and incorporated herein by reference).

Exhibit 4.4     1998 Non-Qualified, Non-Officer Stock Option Plan.

Exhibit 4.5 Form of Non-Qualified Stock Option Agreement under the 1998 Non-Qualified, Non-Officer Stock Option Plan of the Registrant.

Exhibit 5.1     Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1    Consent of Price Waterhouse LLP.

Exhibit 23.2    Consent of Testa, Hurwitz & Thibeault, LLP (included in
                Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).